Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:	News Media	Investor Relations
	Sheri Woodruff	Ed Arditte
	609-720-4399	609-720-4621
	swoodruff@tyco.com	Karen Chin
609-720-4398

TYCO REPORTS FIRST QUARTER EARNINGS
FROM CONTINUING OPERATIONS OF $0.37 PER SHARE

•                  Results Include Charges of $0.08 Per Share for Restructuring and Separation Activities

•                  Company Repurchased 22 Million Shares for $659 Million During the Quarter

•                  Company Continues to Make Progress Toward its Upcoming Separation

PEMBROKE, Bermuda — Feb. 6, 2007 — Tyco International Ltd. (NYSE: TYC; BSX: TYC) today reported diluted GAAP earnings per share (EPS) from continuing operations of $0.37 for the fiscal first quarter of 2007.  Results include charges of $0.03 per share for restructuring and charges of $0.05 per share for separation activities.  Revenue in the quarter totaled $10.3 billion, with organic revenue growth of 5 percent.

Tyco Chairman and Chief Executive Officer Ed Breen said, “This was a quarter of good top-line growth and solid operational progress.  We are pleased to have submitted our separation-related filings to the U.S. Securities and Exchange Commission (SEC) and we expect the separation to occur early in the second calendar quarter of this year.”

During the first quarter, Tyco used $659 million in cash to buy back 22 million shares, representing slightly more than 1 percent of fully diluted shares outstanding.

In the fourth quarter of 2006, Tyco announced a $600 million Tyco-wide restructuring program, from which the company expects to incur approximately $500 million in charges during fiscal 2007.  During the first quarter, charges related to this program totaled $83 million, including $9 million in Electronics, $37 million at Fire & Security, $16 million at Healthcare, $7 million in Engineered Products & Services and $14 million at corporate.

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The company made significant progress in preparing for its separation into three publicly traded companies:

•                  Tyco International filed documents with the SEC to register equity securities for Tyco Electronics and Tyco Healthcare, as well as debt offerings for all three companies.

•                  Tyco International issued a proxy statement asking shareholders to approve a proposal giving the company’s board of directors authority to effect a reverse stock split to reduce Tyco’s overall share count.

•                  Tyco Electronics and Tyco Healthcare named the members of their senior management teams, as well as the nominees expected to serve on each entity’s board of directors once the companies are separated from Tyco International.

•                  Tyco Healthcare announced that Covidien will be its new name once the segment separates from Tyco International and becomes an independent, publicly traded company.

Organic revenue growth, free cash flow and operating margin excluding special items are non-GAAP financial measures and are described below.  For a reconciliation of these non-GAAP measures, see the attached tables.  To further assist in understanding the special items included in Tyco’s GAAP results, the company has provided a summary schedule attached to this press release.  A set of detailed schedules can be found at www.tyco.com on the Investor Relations portion of Tyco’s website.

SEGMENT RESULTS

The financial results presented in the tables below are in accordance with GAAP unless otherwise indicated.  All dollar amounts are pre-tax and stated in millions.  All comparisons are to the quarter ended Dec. 30, 2005 unless otherwise indicated.

Electronics

	Dec. 29, 2006	Dec. 30, 2005	$ Change	% Change
Revenue	$3,195	$2,919	$276	9%
Operating Income	$413	$385	$28	7%
Operating Margin	12.9%	13.2%

Organic revenue growth was 6 percent, with solid growth in the automotive, industrial machinery, power utility, medical and appliance markets, partially offset by lower growth in the computer market and a revenue decline in the communication service provider market.  Geographically, strong growth in Europe and Asia was partially offset by a slight decline in North America.  The segment’s book to bill ratio was 1.11 in the quarter, which included a large project

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booking in the undersea cable business.  Adjusted for this booking, the book to bill ratio was 0.99.

Operating income increased by $28 million, which included $9 million of restructuring charges.  Income from higher revenue and pricing actions more than offset $73 million in higher materials cost, primarily copper.

Fire & Security

	Dec. 29, 2006	Dec. 30, 2005	$ Change	% Change
Revenue	$2,976	$2,793	$183	7%
Operating Income	$267	$228	$39	17%
Operating Margin	9.0%	8.2%

Organic revenue growth was 4 percent, led by growth of 8 percent in Worldwide Fire.  Safety Products grew 4 percent and Worldwide Security grew 3 percent, with continued growth in the recurring revenue base.

Operating income increased by $39 million, and included $37 million in restructuring charges which were largely incurred to improve the cost structure of the segment’s European operations.  The profit improvement was driven by higher revenue and better productivity in the segment’s North American Security and Fire operations, as well as in Safety Products.

Healthcare

	Dec. 29, 2006	Dec. 30, 2005	$ Change	% Change
Revenue	$2,446	$2,287	$159	7%
Operating Income	$515	$539	$(24)	(4%)
Operating Margin	21.1%	23.6%

Organic revenue growth in the quarter was 5 percent.  Strong growth in Medical Devices, Pharmaceuticals and Imaging was partially offset by a revenue decline in Retail.  Revenue growth was also stronger in international markets, with solid growth in Europe, Asia Pacific and Latin America.

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Operating income decreased by $24 million and reflects $16 million in restructuring charges, $8 million for an in-process R&D charge related to a recent acquisition, and $3 million in separation costs.

Engineered Products & Services

	Dec. 29, 2006	Dec. 30, 2005	$ Change	% Change
Revenue	$1,712	$1,598	$114	7%
Operating Income	$177	$167	$10	6%
Operating Margin	10.3%	10.5%

Organic revenue growth was 4 percent, with double digit growth in Flow Control and Fire & Building Products, partially offset by flat revenue in Electrical & Metal Products and a $40 million revenue decline in Infrastructure Services.  In the Flow Control business, organic revenue growth was 13 percent and backlog grew 45 percent year over year, and 19 percent on a quarter sequential basis.

Operating income increased $10 million and included $7 million of charges related to restructuring.  Operating income in Flow Control increased $34 million due to revenue growth and operating improvements, which was offset by a $36 million decline in Electrical & Metal Products due to lower metal spreads.  The remaining increase in operating income was due to higher revenue in Fire & Building Products.

OTHER ITEMS

•                  The company generated cash flow from operating activities of $844 million and free cash flow of $103 million in the quarter, which included $280 million in cash payments related to the termination of a lease on the undersea cable ships in Tycom, and also included $85 million in cash payments for separation-related costs.

•                  The GAAP tax rate of 29.2 percent was unfavorably impacted by 4.0 percentage points primarily due to separation-related tax costs.

•                  Tyco completed the sale of its Printed Circuit Group business at the end of October, which resulted in gross cash proceeds in the quarter of $227 million.  The sale also generated a gain of $45 million pre-tax, which is included in net income for the quarter.  This business is classified as a discontinued operation and therefore, its results are not reflected in Tyco’s revenue and income from continuing operations.

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OUTLOOK

Breen added, “We feel good about our first quarter operational performance and the global economic environment overall.  After a period of strong growth, we are seeing some slowing in certain electronics markets, in particular the computer and communication infrastructure equipment markets, which we believe will strengthen as we move further into the year.  In addition, we expect metals spreads in Engineered Products & Services to continue to be weaker than last year in the second quarter, with improvement in the second half of the year.”

For the second fiscal quarter of 2007, Tyco expects to achieve revenue growth of 6 to 7 percent (organic revenue growth of 3.5 to 4.5 percent) and an operating margin excluding special items of 12.5 to 13.0 percent.  Please see the disclosures at the end of this press release for additional information.

ABOUT TYCO INTERNATIONAL

Tyco International Ltd. is a global, diversified company that provides vital products and services to customers in four business segments: Electronics, Fire & Security, Healthcare and Engineered Products & Services.  With 2006 revenue of $41 billion, Tyco employs approximately 240,000 people worldwide.  More information on Tyco can be found at www.tyco.com.

CONFERENCE CALL AND WEBCAST

The company will hold a conference call for investors today beginning at 8:30 a.m. ET.  The call can be accessed in three ways:

•                  Web — Go to Tyco’s website at http://investors.tyco.com.  A replay of the call will be available through Feb. 28, 2007 at the same website.

•                  Telephone — The telephone dial-in number in the United States is (800) 288-8968. The telephone dial-in number for participants outside the United States is (612) 332-0335.

•                  Audio replay — The conference call will be available for replay beginning at 12:00 p.m. on Feb. 6, 2007 and ending at 11:59 p.m. on Feb. 13, 2007. The dial-in number for participants in the United States is (800) 475-6701. For participants outside the United States, the replay dial-in number is (320) 365-3844. The replay access code for all callers is 857821.

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NON-GAAP MEASURES

“Organic revenue growth,” “free cash flow” (FCF), and “operating margin excluding special items” are non-GAAP measures and should not be considered replacements for GAAP results.

Organic revenue growth is a useful measure used by the company to measure the underlying results and trends in the business.  The difference between reported net revenue growth (the most comparable GAAP measure) and organic revenue growth (the non-GAAP measure) consists of the impact from foreign currency, acquisitions and divestitures, and other changes that do not reflect the underlying results and trends (for example, revenue reclassifications and changes to the fiscal year).  Organic revenue growth is a useful measure of the company’s performance because it excludes items that:  i) are not completely under management’s control, such as the impact of foreign currency exchange; or ii) do not reflect the underlying growth of the company, such as acquisition and divestiture activity.  It is also a component of the company’s compensation programs. The limitation of this measure is that it excludes items that have an impact on the company’s revenue.  This limitation is best addressed by using organic revenue growth in combination with the GAAP numbers. See the accompanying tables to this press release for the reconciliation presenting the components of organic revenue growth.

FCF is a useful measure of the company’s cash which is free from any significant existing obligation.  The difference between cash flows from operating activities (the most comparable GAAP measure) and FCF (the non-GAAP measure) consists mainly of significant cash outflows that the company believes are useful to identify.  FCF permits management and investors to gain insight into the number that management employs to measure cash that is free from any significant existing obligation. It is also a significant component in the company’s incentive compensation plans.  The difference reflects the impact from:

•                  the sale of accounts receivable programs,

•                  net capital expenditures,

•                  acquisition of customer accounts (ADT dealer program),

•                  cash paid for purchase accounting and holdback liabilities, and

•                  voluntary pension contributions.

The impact from the sale of accounts receivable programs and voluntary pension contributions is added or subtracted from the GAAP measure because this activity is driven by economic financing decisions rather than operating activity.  Capital expenditures and the ADT dealer program are subtracted because they represent long-term commitments. Cash paid for purchase accounting and holdback liabilities is subtracted from Cash Flow from Operating Activities because these cash outflows are not available for general corporate uses.

The limitation associated with using FCF is that it subtracts cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and that therefore may imply that there is less or more cash that is available for the company’s programs than the most comparable GAAP measure.  This limitation is best addressed by using FCF in combination with the GAAP cash flow numbers.

FCF as presented herein may not be comparable to similarly titled measures reported by other companies.  The measure should be used in conjunction with other GAAP financial measures.  Investors are urged to read the company’s financial statements as filed with the Securities and Exchange Commission, as well as the accompanying tables to this press release that show all the elements of the GAAP measures of Cash Flows from Operating Activities, Cash Flows from

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Investing Activities, Cash Flows from Financing Activities and a reconciliation of the company’s total cash and cash equivalents for the period.  See the accompanying tables to this press release for a cash flow statement presented in accordance with GAAP and a reconciliation presenting the components of FCF.

The company has forecast its operating margin excluding special items related to divestitures, acquisitions, restructuring charges, transaction costs related to the separations, and other income or charges that may mask the underlying results and trends and make it difficult to give investors perspective on underlying business results.  Because the company cannot predict the amount and timing of such items and the associated charges or gains that will be taken, it is difficult to include the impact of those items in the forecast.  The company has forecast its cash flow results excluding any voluntary pension contributions because it has not yet made a determination about the amount and timing of any future such contributions.  In addition, the company’s forecast excludes the impact of special items because the company cannot predict the amount and timing of such items.

FORWARD-LOOKING STATEMENTS

This release may contain certain “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance or achievements to differ materially from anticipated results, performance or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words “anticipate,” “believe,” “expect,” “estimate,” “plan,” and similar expressions are generally intended to identify forward-looking statements. The forward-looking statements in this release include statements addressing the following subjects: future financial condition and operating results. Economic, business, competitive and/or regulatory factors affecting Tyco’s businesses are examples of factors, among others, that could cause actual results to differ materially from those described in the forward-looking statements. Tyco is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. More detailed information about these and other factors is set forth in Tyco’s Annual Report on Form 10-K for the fiscal year ended Sept. 29, 2006.

#  #  #

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TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in millions, except per share data)
(Unaudited)

	Quarter Ended
	December 29,	December 30,
	2006	2005
Net revenue	$10,329	$9,597
Cost of sales	6,861	6,373
Selling, general and administrative expenses	2,116	1,977
Separation costs	85	8
Restructuring, asset impairment and divestiture charges, net	90	15
Operating income	1,177	1,224
Interest income	41	37
Interest expense	(167)	(188)
Other income (expense), net	1	(1)
Income from continuing operations before income taxes and minority interest	1,052	1,072
Income taxes	(307)	(266)
Minority interest	(3)	(3)
Income from continuing operations	742	803
Income (loss) from discontinued operations, net of income taxes	51	(233)
Income before cumulative effect of accounting change	793	570
Cumulative effect of accounting change, net of income taxes	—	(14)
Net income	$793	$556

Basic earnings per common share:
Income from continuing operations	$0.37	$0.40
Income (loss) from discontinued operations	0.03	(0.11)
Cumulative effect of accounting change	—	(0.01)
Net income	$0.40	$0.28
Diluted earnings per common share:
Income from continuing operations	$0.37	$0.39
Income (loss) from discontinued operations	0.02	(0.11)
Cumulative effect of accounting change	—	(0.01)
Net income	$0.39	$0.27

Weighted-average number of shares outstanding:
Basic	1,983	2,003
Diluted	2,034	2,109

Income Reconciliation for Diluted EPS:
Income from continuing operations	$742	$803
Add back of interest expense for convertible debt	5	12
Income from continuing operations, giving effect to dilutive adjustments	747	815
Income (loss) from discontinued operations	51	(233)
Cumulative effect of accounting change	—	(14)
Net income, giving effect to dilutive adjustments	$798	$568

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2006.

TYCO INTERNATIONAL LTD.
RESULTS OF SEGMENTS
(in millions)
(Unaudited)

	Quarter Ended
	December 29,		December 30,
	2006		2005
NET REVENUE
Electronics	$3,195		$2,919
Fire and Security	2,976		2,793
Healthcare	2,446		2,287
Engineered Products and Services	1,712		1,598
Total Net Revenue	$10,329		$9,597

OPERATING INCOME AND MARGIN
Electronics	$413	12.9%	$385	13.2%
Fire and Security	267	9.0%	228	8.2%
Healthcare	515	21.1%	539	23.6%
Engineered Products and Services	177	10.3%	167	10.5%
Corporate	(195)		(95)
Operating Income and Margin	$1,177	11.4%	$1,224	12.8%

TYCO INTERNATIONAL LTD.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions)
(Unaudited)

	December 29,	September 29,
	2006	2006

Current Assets:
Cash and cash equivalents	$2,598	$2,910
Accounts receivable, net	7,115	7,060
Inventories	5,268	4,793
Other current assets	3,865	4,095
Total current assets	18,846	18,858

Property, plant and equipment, net	9,515	9,240
Goodwill	25,040	24,858
Intangible assets, net	5,101	5,128
Other assets	5,174	5,638
Total Assets	$63,676	$63,722

Current Liabilities:
Current maturities of long-term debt	$1,627	$800
Accounts payable	3,467	3,526
Accrued and other current liabilities	6,214	6,766
Total current liabilities	11,308	11,092

Long-term debt	8,602	9,340
Other liabilities	7,858	7,817
Total Liabilities	27,768	28,249

Minority interest	37	54

Shareholders’ equity	35,871	35,419

Total Liabilities and Shareholders’ Equity	$63,676	$63,722

NOTE:

These financial statements should be read in conjunction with the Consolidated Financial Statements and accompanying notes contained in the Company's Annual Report on Form 10-K for the fiscal year ended September 29, 2006.

TYCO INTERNATIONAL LTD.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(Unaudited)

	Quarter Ended
	December 29,	December 30,
	2006	2005
Cash Flows from Operating Activities:
Net Income	$793	$556
(Income) loss from discontinued operations	(51)	233
Cumulative effect of accounting change	—	14
	$742	$803
Income from continuing operations
Adjustments to reconcile net cash provided by operating activities:
Non-cash restructuring, asset impairment and divestiture charges, net	9	19
Depreciation and amortization	528	510
Non-cash compensation expense	86	73
Deferred income taxes	115	(26)
Provision for losses on accounts receivable and inventory	78	54
Other non-cash items	10	16
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	17	92
Inventories	(460)	(274)
Accounts payable	(114)	(25)
Accrued and other liabilities	(405)	(511)
Income taxes, net	(5)	76
Other	243	(123)
Net cash provided by operating activities	844	684
Net cash provided by (used in) discontinued operating activities	8	(13)

Cash Flows from Investing Activities:
Capital expenditures	(663)	(298)
Proceeds from disposal of assets	13	9
Acquisition of businesses, net of cash acquired	(63)	(88)
Acquisition of customer accounts (ADT dealer program)	(97)	(77)
Purchase accounting and holdback liabilities	(14)	(6)
Divestiture of businesses, net of cash retained	300	(4)
Decrease in investments	13	94
Decrease in restricted cash	15	24
Other	38	(9)
Net cash used in investing activities	(458)	(355)
Net cash used in discontinued investing activities	(1)	(82)

Cash Flows from Financing Activities:
Net repayments of debt	(6)	(9)
Proceeds from exercise of share options	120	61
Dividends paid	(199)	(200)
Repurchase of common shares by subsidiary	(660)	(216)
Transfers from (to) discontinued operations	12	(91)
Other	9	(2)
Net cash used in financing activities	(724)	(457)
Net cash (used in) provided by discontinued financing activities	(17)	96

Effect of currency translation on cash	26	(4)
Net decrease in cash and cash equivalents	(322)	(131)
Less: net decrease (increase) in cash related to discontinued operations	10	(1)
Cash and cash equivalents at beginning of period	2,910	3,204

Cash and cash equivalents at end of period	$2,598	$3,072

Reconciliation to “Free Cash Flow”:
Net cash provided by operating activities	$844	$684
Decrease in sale of accounts receivable	2	4
Capital expenditures, net	(650)	(289)
Acquisition of customer accounts (ADT dealer program)	(97)	(77)
Purchase accounting and holdback liabilities	(14)	(6)
Voluntary pension contributions	18	—
Free Cash Flow	$103	$316

NOTE:	Free cash flow is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
ORGANIC REVENUE GROWTH RECONCILIATION
(in millions)
(Unaudited)

	Quarter Ended December 29, 2006
	Net Revenue		Foreign Currency		Acquisition / (Divestiture)		Organic Revenue Growth		Net Revenue for the Quarter Ended September 30, 2005
Electronics	$3,195	9.5%	$106	3.6%	$4	0.2%	$166	5.7%	$2,919
Fire and Security	2,976	6.6%	78	2.8%	(15)	-0.5%	120	4.3%	2,793
Healthcare	2,446	7.0%	45	2.0%	(2)	-0.1%	116	5.1%	2,287
Engineered Products and Services	1,712	7.1%	50	3.1%	1	0.1%	63	3.9%	1,598
Total Net Revenue	$10,329	7.6%	$279	2.9%	$(12)	-0.2%	$465	4.9%	$9,597

NOTE: Organic revenue growth is a non-GAAP measure. See description of non-GAAP measures contained in this release.

TYCO INTERNATIONAL LTD.
DEBT RECONCILIATION
(in millions)
(Unaudited)

Quarter Ended
December 29, 2006
Total debt at beginning of period	$10,140
Debt repayments	(6)
Currency translation	75
Other	20
Total debt at end of period	$10,229

Tyco International Ltd.
Earnings Per Share Summary
(Unaudited)

Quarter Ended
December 29, 2006

Diluted EPS from Continuing Operations (GAAP)	$0.37

Restructuring, Asset Impairment and Divestiture Charges, net	0.03

Restructuring Charges in Cost of Sales	—

In-Process Research and Development	—

Separation Costs	0.05

Tax Matters	—